================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): January 29, 2007
                                                         ----------------

                               CirTran Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
--------------------------------------------------------------------------------
                 (State of Other Jurisdiction of Incorporation)


               0-26059                                   68-0121636
--------------------------------------------------------------------------------
       (Commission File Number)                (IRS Employer Identification No.)


 4125 South 6000 West, West Valley City, Utah               84128
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                (Zip Code)


                                  801-963-5112
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of Director
-----------------------

         On January 29, 2007, CirTran Corporation (the "Company"), announced that it had appointed Fadi Nora to the Company's Board of Directors, to be effective as of February 1, 2007.

         Mr. Nora, 45, has been affiliated with ANAHOP, Inc., of Anaheim, Calif., a private firm, as a director and a major consultant for several projects and investments opportunities such as the investment in CirTran, NFE records, Focus Media Group, and several other projects. Prior to that, Mr. Nora worked with Prudential Insurance services and its affiliated securities brokerage firm Pru-Bach, as District Sales Manager.

         In 1992, Mr. Nora started a private consulting group. He consulted with small business in marketing and advertising campaigns in the U.S. and abroad, developed and carried out business plans for entrepreneurial endeavors, and served as an associate Managing Director for Etcetera, a subsidiary of Saatchi & Saatchi advertising agency, a London-based agency. In addition, Mr. Nora has served as a director and a business consultant for ANAHOP, Inc., and is the C.F.O. of Focus Media Group (Private Groups).

         Mr. Nora received a B.S. in Business Administration from St. Joseph University, Beirut, Lebanon, in 1982, and an MBA - Masters of Management from the Azusa Pacific University School of Business in 1997. He also received a degree in financial planning from U.C.L.A., and has brokerage licenses in securities, which expired in 2002, real estate, finance, and insurance.

         Mr. Nora has not previously served as a director of a public company. Mr. Nora is not related to any previous or current executive officer or director of the Company.

         Compensation

         The Company and Mr. Nora have agreed on the following compensation package for Mr. Nora's service as a director of the Company:

         -        Cash payment of $5,000 per quarter and paid quarterly;
         - Stock options to purchase up to 2,000,000 shares of the Company's common stock, subject to adjustment, with terms and an exercise price of the fair market value of the Company's common stock on the date of grant, as determined in accordance with the Company's Stock Option Plan by the Board or the Committee established pursuant to the Company's Stock Option Plan;
         -        The Company will obtain D&O insurance coverage for Mr. Nora;
         - A quarterly bonus equal to 0.5% of the Company's gross sales generated directly by Mr. Nora for each quarter; and
         -        Certain pre-approved expenses.

As of the date of this Report, the Company and Mr. Nora had not entered into a written compensation agreement.

         Prior Transactions with ANAHOP

         As noted, Mr. Nora is a director of ANAHOP, Inc. In 2006, the Company entered into two investment transactions, and related agreements, with ANAHOP.

         May 2006 Private Offering - On May 24, 2006, the Company entered into a private placement agreement whereby the Company sold 14,285,715 shares of its common stock to ANAHOP, for $1,000,000. In addition to the shares, the Company issued warrants to designees of ANAHOP as follows:

- A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Albert Hagar.
- A warrant to purchase up to 5,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Fadi Nora.
- A warrant to purchase up to 5,000,000 shares, with an exercise price of $0.25 per share, exercisable upon the date of issuance, to Fadi Nora.
- A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.50 per share, to Albert Hagar.

         The warrants are exercisable as of the date of issuance and through and including the date which is five years following the date on which the Company's common stock is listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange.

         The Company granted piggyback registration rights for the shares underlying the warrants, effective only after the warrants have been exercised. The Company did not grant any registration rights with respect to the 14,285,715 shares of common stock.

         June 2006 Private Offering - On June 30, 2006, the Company entered into a second private placement agreement whereby, the Company agreed to sell 28,571,428 shares of its common stock to ANAHOP. The total consideration to be paid for the Shares will be $2,000,000 if all tranches of the sale close.

         Pursuant to the Agreement, ANAHOP agreed to pay $300,000 at the time of closing, and an additional $200,000 within 30 days of the closing. The payments of $300,000 and $200,000 are referred to collectively as the "First Tranche Payment." The First Tranche Payments have been received, $300,000 on June 30, 2006 and $200,000 on July 27, 2006. The Company issued 7,142,857 shares of common stock upon receipt of the First Tranche Payment.

         The remaining $1,500,000 is to be paid by ANAHOP as follows:

         (i) No later than thirty calendar days following the date on which any class of the company capital stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange, ANAHOP agreed to pay an additional $500,000; and

         (ii) No later than sixty calendar days following the date on which any class of the company capital stock is first listed for trading on the above listed markets, ANAHOP agreed to pay an additional $1,000,000. (The payments of $500,000 and $1,000,000 are referred to collectively as the "Second Tranche Payment.")

         Upon receipt of the Second Tranche Payment, the Company agreed to issue ANAHOP 21,428,571 shares of common stock and to issue warrants to designees of ANAHOP as follows:

- A warrant to purchase up to 20,000,000 shares, with an exercise price of $0.15 per share, exercisable upon the date of issuance, to Albert Hagar.

- A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.15 per share, to Fadi Nora.

- A warrant to purchase up to 10,000,000 shares, with an exercise price of $0.25 per share, exercisable upon the date of issuance, to Fadi Nora.

- A warrant to purchase up to 23,000,000 shares, with an exercise price of $0.50 per share, exercisable upon the date of issuance, to Albert Hagar.

         The Warrants are exercisable as of the date of issuance and through and including the later of the fifth anniversary of the date of the warrant or the fifth anniversary of the date on which the Company's common stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock.

         The Company granted piggyback registration rights for the shares underlying the warrants, effective only after the warrants have been exercised. The Company did not grant any registration rights with respect to the common shares issued or to be issued in connection with the June 2006 private offering.

         Lockdown Agreements - On July 20, 2006, the Company entered into a lockdown agreement with ANAHOP, (the "ANAHOP Agreement"), Albert Hagar, and Fadi Nora, and related to the May and June private placement transactions discussed above. Albert Hagar and Fadi Nora were the designees to whom ANAHOP assigned the 30,000,000 warrants. Pursuant to the ANAHOP Agreement, Hagar and Nora agreed that they would not exercise any of the warrants they received in connection with the May or June private offerings until the Company had taken the steps necessary to increase its authorized capital. Additionally, ANAHOP agreed that it would not make the Second Tranche Payment to purchase the Second Tranche Shares until we had taken the steps necessary to increase our authorized capital. As such, under the ANAHOP Agreement, the Company was able to lock down 21,428,571 shares (the "Second Tranche Shares"), and 93,000,000 shares underlying the warrants issued to Hagar and Nora in the May and June private placements.

Item 9.01.  Financial Statements and Exhibits.

       (a)    Financial Statements. None.
              --------------------

       (b)    Pro Forma Financial Information. Not Applicable.
              -------------------------------

       (c)    Exhibits.
              --------

              99     Press Release dated January 29, 2007.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CirTran Corporation


Date: January 29, 2007                     By:  /s/ Iehab Hawatmeh
      ----------------                        ----------------------------------
                                                Iehab J. Hawatmeh, President

--------------------------------------------------------------------------------